Exhibit 10.1

MASTER PROPERTY MANAGEMENT, LEASING
AND CONSTRUCTION MANAGEMENT AGREEMENT

THIS MASTER PROPERTY MANAGEMENT, LEASING AND CONSTRUCTION MANAGEMENT AGREEMENT (“Agreement”) is made and entered into as of March 22, 2016, by and between PHILLIPS EDISON VALUE ADDED GROCERY VENTURE, LLC, a Delaware limited liability company (“Company”), and PHILLIPS EDISON & COMPANY LTD., an Ohio limited liability company (“PECO”).

R E C I T A L S:

A.    The Company, through direct and indirect subsidiaries, acquires, owns, constructs, operates, leases, finances and manages grocery anchored shopping center properties located throughout the continental United States (each such entity that owns a Property (as hereinafter defined), hereinafter an “Owner”, and all such entities, hereinafter collectively the “Owners”).

B.    PECO operates, manages, leases and manages construction with respect to shopping center properties located throughout the continental Unites States.

C.    Owner desires to engage PECO, and PECO desires to accept such engagement, to manage the shopping center properties owned or hereafter acquired by Owner under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Definitions. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

(a)    “Annual Operating Budget” shall have the meaning set forth in the Operating Agreement.
(b)    “Emergencies” means events or circumstances (i) resulting in imminent danger to persons or property, including the Properties, or (ii) that are reasonably expected to materially impair a tenant’s ability to operate at a Property in accordance with its lease and which, if not corrected, would constitute a default by the landlord under the applicable lease.
(c)    “Fiscal Year” means the fiscal year of Owner, which, for federal tax purposes and all other purposes shall be the calendar year. Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

(d)    “Improvements” means buildings, structures, and fixtures from time to time located on the Properties and all parking and other common areas located on the Properties.
(e)    “Management Fees” means the fees and expenses payable to PECO pursuant to Section 6 hereof.
(f)    “Operating Agreement” means that certain Limited Liability Company Agreement of PHILLIPS EDISON VALUE ADDED GROCERY VENTURE, LLC, by and between PECO Member, PE OP II VALUE ADDED GROCERY, LLC, a Delaware limited liability company (a wholly-owned subsidiary of PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership), and TPG RE II ELECTRICITY SPV, LP, a Delaware limited partnership.
(g)    “Owner” or “Owners” has the meaning set forth in Recital A.
(h)    “PECO” has the meaning set forth in the introductory paragraph above.
(i)    “PECO Member” means PECO VALUE ADDED GROCERY MANAGER, LLC, LLC, a Delaware limited liability company.
(j)    “Peer Group” means, collectively, the following entities and their successors by merger, acquisition or otherwise: Brixmor Property Group Inc.; Cedar Shopping Centers, Inc.; Equity One, Inc.; Inland Real Estate Corporation; Kimco Realty Corporation; Kite Realty Group Trust; Ramco-Greshenson Properties Trust; Regency Centers Corporation; Retail Opportunity Investments Corp; Retail Properties of America, Inc.; Weingarten Realty Investors; provided, however, that any of the foregoing entities shall be removed from the Peer Group if its compound annual growth rate of same-store NOI is no longer publicly reported.
(k)    “Performance Event” shall occur if, for two (2) consecutive calendar years, the compound annual growth rate of the Company’s same-store NOI is more than six hundred (600) basis points below the average compound annual growth rate of the Peer Group’s same-store NOI growth during such applicable periods where such average is calculated by adding the actual compound annual growth rate of each Peer Group member’s same-store NOI growth and dividing such amount by the total number of Peer Group members.
(l)    “Property” means an individual real estate asset owned by Owner, the Improvements located thereon and all tracts and other property acquired by Owner related to that asset subject to this Agreement as more fully described in a Property Addendum (as defined below).
(m)    “Property Addendum” means an addendum (as the same may be modified, amended or supplemented in writing, from time to time) which shall be attached to this Agreement and incorporated herein by reference as each Property is purchased or otherwise acquired and made subject to this Agreement, describing the Property, including its real estate and the Improvements thereon. If any Property is sold or otherwise disposed of by Owner, all or substantially all of the equity interests in an Owner are transferred, all or substantially all of any Property is taken by condemnation, or all or substantially all of any Property is damaged or destroyed by fire or other casualty and Owner elects not to restore the Property following such fire or other casualty, the Property Addendum with respect to such Property may, at Owner’s election, be deemed of no further force or effect from and after the closing of any such sales, dispositions or transfers, or the date of such taking or casualty, except to the extent of post-closing management and accounting functions thereafter to be performed.
(n)    “Properties” means all of the real estate assets owned by the Owners, the Improvements located thereon and all tracts and other property acquired by the Owners related to those assets subject to this Agreement, collectively.
(o)    “Property Personnel” means persons hired or retained as employees of PECO to perform services at or for the Properties, which services include, but are not limited to, property management, property-level accounting and book-keeping services, property-level budgeting and forecasting, and property-level tax preparation services; provided, however, that the following persons shall not be considered Property Personnel: (i) any manager whose primary responsibility is to manage Property Personnel and who is not directly responsible for providing services to a specific Property or group of Properties, and (ii) any person who also serves as an executive officer of PECO and/or as an executive officer of Owner.
(p)    “Termination Event” means (i) any theft or misappropriation of funds involving the Company, any of its subsidiaries or any of the Properties is committed by an employee or affiliate of PECO, provided that PECO shall have a reasonable opportunity to cure such theft or misappropriation (such cure will require repaying to Owner all misappropriated amounts and terminating the applicable employee or employees), unless such theft or misappropriation was committed by an Approved Senior Officer (as defined in the Operating Agreement) in which event PECO shall not have such opportunity to cure, (ii) the commission of any act or omission involving fraud with respect to the Company, any of its subsidiaries or any of the Properties, by an employee or affiliate of PECO, provided that PECO shall have a reasonable opportunity to cure such fraud (such cure will require repaying to Owner all amounts necessary to make Owner whole and terminating the applicable employee or employees), unless such fraud was committed by an Approved Senior Officer in which event PECO shall not have such opportunity to cure, (iii) any gross negligence or intentional misconduct with respect to the Company, any of its subsidiaries or any of the Properties is committed by an employee or affiliate of PECO, provided that PECO shall have a reasonable opportunity to cure such gross negligence or intentional misconduct (such cure will require repaying to Owner all amounts necessary to make owner whole and terminating the applicable employee or employees), unless such gross negligence or intentional misconduct was committed by an Approved Senior Officer in which event PECO shall not have such opportunity to cure, (iv) substantial or repeated failure to comply with the terms of this Agreement, which failure is not cured (if curable) within thirty (30) days after the non-compliant party receives written notice thereof or, if not reasonably curable within such period, then within sixty (60) days after the non-compliant party receives written notice thereof so long as the non-compliant party is diligently attempting to cure and so long as such failure does not constitute an act or conduct falling with clauses (i) or (ii) above or (v), (vi), (vii) or (viii) below, (v) a bankruptcy or other insolvency proceeding involving any party hereto, (vi) any Change of Management (as defined in the Operating Agreement), (vii) any sale, merger or consolidation of PECO or any sale of all or substantially all of the assets of PECO, in each case unless there is no concurrent Change of Management in which event such sale, merger or consolidation shall not be deemed a “Termination Event”, or (vii) removal of PECO Member as the “Manager” under the Operating Agreement.
(q)    “Variance” shall have the meaning set forth in the Operating Agreement.
Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Operating Agreement.

2.    Appointment of PECO.

(a)    Subject to the terms and conditions hereof and the terms and conditions of the Operating Agreement, Owner hereby engages and retains PECO as the sole and exclusive property manager of each Property for which a Property Addendum is executed with respect to the property management function to perform such functions as are specified herein and/or on the Property Addendum related to each such Property. PECO hereby accepts such appointment and agrees to operate and manage the Properties, and to perform its other duties hereunder, all in accordance with the standards set forth in Section 3 hereof.

(b)    Subject to the terms and conditions hereof and the terms and conditions of the Operating Agreement, Owner hereby engages and retains PECO as the sole and exclusive leasing agent of each Property for which a Property Addendum is executed with respect to the leasing agent function for the leasing of all space in each such Property as well as for obtaining ground leases on any outparcels. PECO shall perform such functions as are specified herein and/or on the Property Addendum related to each such Property. PECO hereby accepts such appointment.

(c)    Subject to the terms and conditions hereof and the terms and conditions of the Operating Agreement, Owner hereby engages and retains PECO as the sole and exclusive construction manager of each Property for which a Property Addendum is executed with respect to the construction management function to perform such functions as are specified herein and/or on the Property Addendum related to each such Property. PECO hereby accepts such appointment.

(d)    PECO shall act under this Agreement as an independent contractor and not as the Owner’s agent, employee or fiduciary. PECO shall not have the right, power or authority to enter into agreements or incur liability on behalf of the Owner except as expressly set forth herein or in a Property Addendum. Without limitation on the foregoing, PECO shall not take any action hereunder which is a Major Decision (as defined in the Operating Agreement) without first obtaining the prior consent of Investor Member (as defined in the Operating Agreement). Any action taken by PECO which is not expressly permitted by this Agreement shall not bind the Owner.

(e)    Prior to the commencement of the term of this Agreement, PECO has informed itself with respect to the layout, construction, location, character, plan and all other aspects of the Properties. Copies of guarantees and warranties pertinent to the equipment of the Properties and in force at the time of execution of this Agreement have been furnished by Owner to PECO, who has reviewed them and will remain familiar with their requirements and expiration dates and will be responsible for their safekeeping. PECO will further be similarly responsible for the safekeeping of copies of construction plans and "as-built" drawings, if any, furnished to it by Owner.

3.    Standards.    The services of PECO hereunder are to be of a scope and quality not less than those generally performed by first class, professional managers of properties similar in type and quality to the Properties and located in the same market area as the Properties. PECO agrees to devote industry standard good efforts to performing its duties hereunder in a diligent, efficient and competent manner (the “Standard”).

4.    Term.    This Agreement shall commence upon full execution of this Agreement and shall continue until terminated in accordance with Section 10.

5.    Duties of PECO. PECO hereby represents, warrants and covenants that it now has and throughout the term of this Agreement will obtain and maintain in effect and in good standing all brokerage and other licenses, including, without limitation, regulatory and professional licenses, necessary for the lawful performance of PECO’s obligations hereunder. PECO shall cause all things to be done which are necessary to accomplish material compliance with federal, state and municipal laws, ordinances, rules, regulations, orders and notices relative to the use, operation, maintenance, leasing, repair, restoration, development and construction of the Properties, and PECO shall promptly remedy any material violation of any such law, ordinance, rule, regulation, notice or order after receipt of notice thereof; provided, however, PECO shall not take any action pursuant to the foregoing if Owner has notified PECO that Owner is contesting or intends to contest such law, ordinance, rule, regulation, notice or order.

(a)    PECO’s duties as property manager for the Properties include the following for each of the Properties (as may be supplemented with additional duties as detailed in the applicable Property Addendum for each Property) and for Owner, as applicable:

(i)    For Accounting:

(A)    Calculate, bill and collect rental payments and other charges due to the Owner from tenants in the Properties under the respective tenant leases or otherwise with regard to the Properties. To the extent tenant leases affecting any Property so require, PECO shall timely make or verify any calculations that are required to determine the amount of rent due from tenants, including without limitation calculating percentage rent, operating expense “pass-throughs” and consumer price index adjustments and, where required, shall give timely notice thereof to tenants.

(B)    Cash Management.

(1)    PECO will establish on behalf of the Owner a concentration account (a “Concentration Account”) at a bank selected by PECO, which such

Concentration Account will be tied into each Operating Account (as defined below). PECO shall comply with the cash management requirements set forth by any of Owner’s lenders, provided, all such lender requirements are delivered to and made available to PECO.

(2)    Notwithstanding the preceding, if (a) an Owner is not a wholly-owned subsidiary of the Company and its governing documents so require, or (b) the payments in respect of a Property are required by a lender to be made into a lockbox account, or (c) if the payments in respect of a Property are required to be handled otherwise by a contractual restriction agreed to by Owner, then such requirements shall be followed by PECO following written notice thereof by Owner. Funds released from any such lockbox account or other arrangement to the custody of the Owner shall otherwise follow the above procedures.

(3)    To the extent required or permitted by Owner’s lender, PECO will establish on behalf of the Owner for each Property an operating account (an “Operating Account”) at a bank to be selected by PECO upon receipt of a fully-executed Property Addendum and a Form W-9 completed by the Owner. The signature card for any Operating Accounts shall indicate that PECO is dealing with the Operating Accounts as an agent of the Owner. The Operating Accounts and all funds therein shall at all times be the property of the Owner.

(4)    Notwithstanding anything to the contrary contained herein, the Owner may direct payments or deposits received by PECO or payments or transfers from the Operating Account for a Property to deviate from the above procedures by a written request to PECO. In such event, PECO shall provide the Owner with all information necessary to effect such deposits, transfers or payments.

(5)    If required by state law, PECO will deposit security deposits and/or advance rentals in separate accounts in the name of the Owner at the financial institution designated by Owner with respect to the applicable Property.

(6)    PECO agrees to pay all invoices relating to each Property directly from the Operating Account for such Property unless directed otherwise by the Owner or permitted by Owner’s lender.

(7)    On or before the 20th day of each month, PECO shall prepare and submit an invoice to the Owner accompanied by a computation of the fees and expense reimbursements due to PECO in accordance with this Agreement. The Owner shall have the right to review such invoice and obtain any supporting documentation with respect thereto from PECO. To the extent that the Owner believes the computation provided by PECO is inconsistent with the computation permitted hereunder, the Owner and PECO shall work together in good faith to reach a computation of such fees which is reasonably agreeable to both parties.

(8)    Without in any way limiting the foregoing, (i) PECO shall not commingle its funds or property or the funds or property of any other entities for which it provides services with any funds or property of Owner, and (ii) PECO shall deposit amounts relating to a Property in the respective Property’s Operating Account within five (5) days of receipt.

PECO shall have no proprietary interest in the Concentration Account or any Operating Account, or in any other account authorized hereby, and all sums collected by PECO relating to the Properties and all sums placed in such account or accounts will be the property of the Owner and to the extent not yet deposited shall be held in trust by PECO for the Owner.

(C)    Subject to the terms of this Agreement relating to allocation of expenses, pay fees, charges, expenses and commissions of independent contractors, architects, engineers, general contractors, suppliers which contract with PECO and PECO utilized in the management, operation, maintenance or repair of the Properties, subject to PECO’s review of same to confirm accuracy and agreement with same.

(D)    Owner expressly authorizes PECO to commence (including the filing of a counterclaim), settle or other dispose of any claim or litigation, regulatory proceeding or arbitration (including ordinary course employer or commercial claims) involving an amount less than $75,000.00 to which the Company or any of its subsidiaries is, or is to be, a party or by which the Company or any of its subsidiaries or any of its business, assets or properties may be affected. Owner expressly authorizes PECO to promptly and diligently enforce the Owner’s rights under any tenant leases affecting any Property, including without limitation taking the following actions where appropriate: (i) with the Owner’s prior written consent: (a) terminating tenancies, (b) instituting and prosecuting actions, and evicting tenants, (c) settling, compromising and releasing such actions or suits or re-instituting such tenancies, and (d) recovering rents and other sums due by legal proceedings in a court of general jurisdiction; and (ii) without the Owner’s prior written consent: (x) in a magistrates court or other court of special jurisdiction as applicable, signing and serving such notices as are deemed necessary by PECO, and (y) recovering rents and other sums due by legal proceedings in a magistrates court or similar jurisdiction, provided, however, in each case PECO shall promptly notify the Owner of such action in writing. If authorized by the Owner, PECO shall consult an attorney for the purpose of enforcing the Owner’s rights or taking any such actions and the Owner shall have the right to designate counsel for any matter and to control all litigation affecting or arising out of the operation of any Property. PECO shall keep the Owner informed of any dissatisfaction with the law firm or such services or the reasonableness of the cost thereof.

(E)    Prepare and maintain routine and customary financial and business books and records for Owner and the Properties and to employ and supervise outside accountants for preparation of income and other tax returns and specialty accounting services for Owner and the Properties. The preparation of income and other tax returns and the performance of such specialty accounting services shall be supervised by PECO but will be completed at Owner’s reasonable expense. PECO will use the accrual method of accounting in accordance with GAAP (as defined in the Operating Agreement), with such policies as are to be determined by management subject to Owner’s determination (including without limitation, capitalization policies, depreciation and amortization policies, and such other accounting policies as Owner may direct from time to time).

(F)    Maintain fixed asset accounting detail and related depreciation.

(G)    With respect to the Annual Operating Budget, (i) not later than December 15 of each year, PECO shall submit to Owner, for Owner’s approval, the Annual Operating Budget for each Property as contemplated under Section 6.9 of the Operating Agreement, and (ii) PECO shall cooperate with Owner, the Company and Manager (as defined in the Operating Agreement) in preparing and finalizing such Annual Operating Budget for each Property, in accordance with the terms and provisions set forth in Section 6.9 of the Operating Agreement.

(H)    Pay wages, salaries, commissions and employee benefits of all Property Personnel including, without limitation, workers’ compensation insurance, social security taxes, unemployment insurances, other taxes or levies now in force or hereafter imposed, any claims that may arise under the employee health or worker’s compensation programs maintained by PECO, employee-related overhead expenses and associated administrative charges with respect to any such Property Personnel. The number and classification of employees serving each Property shall be as reasonably determined by PECO to be appropriate for the proper operation of each Property.

(I)    Deliver to Owner, within 20 days after the end of each month during the term hereof, the monthly reporting package detailed on Exhibit A attached hereto which shall relate to the Properties and the immediately preceding calendar month or any portion thereof. Such reporting package shall be prepared in accordance with GAAP and in accordance with such other requirements as Owner or the Company requires for its financial reporting purposes, and shall include all such transactions, whether or not reimbursable pursuant to the provisions hereof.

(J)    Deliver to Owner, within 45 days after the end of each calendar quarter during the term hereof, the quarterly reporting package detailed on Exhibit B attached hereto which shall relate to the Properties and the immediately preceding calendar quarter or any portion thereof. Such reporting package shall be prepared in accordance with GAAP and in accordance with such other requirements as Owner or the Company requires for its financial reporting purposes, and shall include all such transactions, whether or not reimbursable pursuant to the provisions hereof.

(K)    Deliver to Owner, within 60 days after the end of each Taxable Year (as defined in the Operating Agreement) during the term hereof, the preliminary version of the tax information detailed on Exhibit C attached hereto which shall relate to the Properties and the immediately preceding Fiscal Year or any portion thereof, and, no later than 40 days prior to the due date of the Company federal income tax return (including any extension period granted by the relevant authority having jurisdiction over such matters), the final version of such tax information.

(L)    Deliver to Owner, within 90 days after the end of each Fiscal Year during the term hereof, the annual reporting package detailed on Exhibit D attached hereto which shall relate to the Properties and the immediately preceding Fiscal Year or any portion thereof. Such reporting package shall be prepared in accordance with GAAP and in accordance with such other requirements as Owner or the Company requires for its financial reporting purposes, and shall include all such transactions, whether or not reimbursable pursuant to the provisions hereof. All materials delivered under this subsection (L) shall be audited by Owner’s accountant. All audited financial statements required under this paragraph shall be accurate in all material respects, shall reflect all necessary elections, corrections, adjustments or policy changes and shall present fairly the financial position and results of Owner and the Properties.

(M)    Within five (5) business days after PECO becoming aware of the occurrence of any of the following events, give notice to Owner of (i) any default under any financing or breach of or default under any other material agreement to which Owner is a party and of which PECO has received a copy, (ii) any default in the payment of property taxes with respect to any Property, or (iii) any matter which could result in a substantial and material loss (i.e., greater than $100,000.00 in the aggregate) to the Company or any of its subsidiaries; and

(N)    File real, personal and ad valorem (real or personal) property tax returns required to be filed by Owner with respect to the Properties and pay all such ad valorem taxes and assessments out of the Operating Accounts of each of the Properties. It is understood that PECO employs an in-house tax department which will perform some or all of the tax services described herein. To the extent any employee of such tax department performs any of such services that would otherwise have been performed by a third party (and excluding any services performed by the in-house tax department that are supervisory in nature or otherwise duplicative of services performed by third parties), the cost of such tax department employee, which shall be based upon approved Annual Operating Budgets and any Variances thereof and consistent with the hourly rates charged internally by PECO to the other property funds for which it performs management and leasing services, and shall in all events be equal to or less than the fee that would have been charged by such third party, shall be deemed an operating expense of the Properties and shall be reimbursable by Owner. PECO shall also utilize, on Owner’s behalf, the services of independent tax consultants and attorneys to appeal or challenge any real, personal and ad valorem (real or personal) property taxes and PECO shall manage such process on Owner’s behalf, and at Owner’s reasonable expense, by supplying needed information and making required payments out of the Operating Accounts of each of the Properties or the separate funds of Owner.

(O)    Assist Owner as requested by Owner from time to time in the preparation of the Annual Operating Budget.

(ii)    For Operations: PECO shall operate the Property in accordance with the Standard and in accordance with the Annual Operating Budget (including the Variance), subject to (x) the right to exceed the Annual Operating Budget (and the Variance) to the minimum extent reasonably necessary in the case of Emergencies (and PECO shall provide Owner with written notice of any Emergencies as soon as is reasonable under the circumstances) and (y) the right to expend funds as directed by Owner in the event that Owner agrees in writing to the incurrence of expenditures in excess of, or otherwise not included in, the Annual Operating Budget (and the Variance). PECO’s obligations with respect to operations at a Property shall include the following:

(A)    PECO will investigate, hire, train, pay, supervise and discharge the Property Personnel necessary to maintain and operate the Properties including, without limitation, property managers who shall have experience and education satisfactory to the Owner.

Such Property Personnel shall in every instance be agents or employees of PECO and not of the Owner. The Owner shall have no right to supervise or direct such agents or employees.

(B)    PECO, at PECO’s sole cost and expense, shall maintain during the term of this Agreement a bond or applicable insurance covering PECO and all persons who handle, have access to or are responsible for the Owner’s monies, in an amount and form reasonably acceptable to the Owner. PECO shall provide the Owner with a certificate or other satisfactory documentation evidencing the existence and terms of such bond(s) or insurance upon execution of this Agreement.

(C)    PECO shall supervise and shall retain, to the extent such services are not sufficiently provided by Property Personnel, but in accordance with the Annual Operating Budget and any Variance thereof, independent contractors, general contractors, and suppliers to provide for the management, maintenance, repair and operation of the Properties as well as security functions.

(D)    To obtain, to the extent three (3) such bids are reasonably obtainable within the geographic area in which a Property is located, not less than three (3) competing bids for, contract with and supervise onsite management of, contractors. PECO shall select the low bid unless it has supplied Owner with a reasonable justification in writing for the selection of a bidder other than the low bidder (e.g., PECO determines in its reasonable discretion that the bidder to be selected is more likely to complete the job on time, with commercially reasonable workmanship and in the most efficient manner). PECO shall manage the bidding process consistent with the manner in which it manages bidding for projects within its own portfolio of properties.

(E)    Assist in coordinating the opening and closing of the businesses of tenants, including but not limited to obtaining of insurance and signage approval.

(F)    In accordance with the Annual Operating Budget and any Variance thereof, purchase necessary supplies and equipment required for the proper operation, maintenance, repair and restoration of the Properties.

(G)    Make or cause to be made repairs, replacements, renovations and capital improvements on the Properties in compliance with all applicable laws, rules and regulations, to the extent required by the applicable governing authority.

(H)    Contract and pay charges for utilities used in the operation of the Properties, including without limitation water, electricity, gas, telephone and sewerage services unless carried or covered under the respective tenant’s name.

(I)    Contract for and maintain such policies of commercial general liability and bodily injury and property damage insurance with respect to the Properties as are acceptable to Owner.

(J)    Advertise the Properties by such means and media and at such costs as are in accordance with the Annual Operating Budget and any Variance thereof and as PECO shall deem appropriate (and at PECO’s expense, except as set forth in the last sentence of this subsection (J)) to implement an effective leasing program for the Properties on a local and national basis, with no less effort and professionalism than that used for the advertising programs employed by PECO with respect to its own portfolio of properties. This advertising shall include attendance and facilities for ICSC and related leasing events. Notwithstanding the foregoing, to the extent Owner shall request specific advertising that differs from or is in addition to PECO’s planned approach, the incremental cost of such specific advertising shall be borne by Owner.

(K)    Assist in securing leases with temporary tenants or licensees for use of the Properties.

(L)    Actively promote and market the Properties to potential tenants, current tenants and the general community.

(M)    Conduct complete inspections of the Properties as is prudent to determine that the same are in good order and repair, but no less frequently than once per calendar quarter during the term of this Agreement and keep Owner apprised as to the results of these inspections.

(N)    Maintain business-like relations with the tenants of the Properties and respond promptly to tenant complaints in a prudent, businesslike manner.

(O)    Comply with the requirements of any lender to the extent relating to the operation or leasing of the Property, to the extent that copies of the applicable loan documents have been made available to PECO. Comply with the requirements of, and subject to the other terms and provisions of this Agreement, enforce the requirements of any and all leases at any Property, all contracts, licenses and agreements applicable to any Property and all reciprocal easement agreements, property declarations, condominium declarations and any other documents of record which are binding on any Property. For the avoidance of doubt, in the event of any conflict between the requirements of a lender and the requirements of Owner set forth in this Agreement, PECO shall comply with the lender’s requirements.

(O)    Analyze all bills received for services, work and supplies in connection with the maintaining and operating the Properties, pay all such bills and any other amount payable in respect to the Properties. PECO shall use reasonable commercial efforts to pay all bills within the time required to obtain discounts, if any. Owner may from time to time request that PECO forward certain bills to Owner promptly after receipt, and PECO shall comply with any such request. PECO will ensure timely Form 1099 reporting to the Internal Revenue Service with respect to such payments. PECO will provide annually a signed declaration indicating compliance with Form 1099 reporting; PECO will provide this declaration to Owner with the reporting package. Penalties for misfilings as a result of PECO’s negligence are not to be charged to the Property, but are payable by PECO.

(iii)    Other:

(A)    In accordance with the Annual Operating Budget and any Variance thereof or as otherwise approved in writing by Owner, employ, in-house or outside attorneys, at Owner’s reasonable expense, to handle any legal matters involving the Properties. It is understood that PECO employs an in-house legal department which will perform some or all of the legal services described herein. To the extent any employee of such legal department performs any of such services that would otherwise have been performed by a third party (and excluding any services performed by the in-house legal department that are supervisory in nature or otherwise duplicative of services performed by third parties), the cost of such legal department employee, which shall be based upon approved Annual Operating Budgets and any Variances thereof and consistent with the hourly rates charged internally by PECO to the other property funds for which it performs management and leasing services, and shall in all events be equal to or less than the fee that would have been charged by such third party, shall be deemed an operating expense of the Properties and shall be reimbursable by Owner.

(B)    Perform leasing analysis and credit underwriting with respect to prospective tenants (and subtenants and assignees); prepare leases and other tenant related documents; and engage in a competitive construction bidding process for lease-related construction projects expected to exceed $25,000.00 not otherwise within the duties of a construction manager (as, for example, pursuant to Section 5(c) below).

(C)    Take such other action and perform such other functions as PECO or Owner reasonably deems advisable or necessary for the efficient and economic management, operation and maintenance of the Properties.

(b)    PECO’s duties as leasing agent for any of the Properties indicated on a Property Addendum as being subject to the leasing agent services as provided herein and subject to the Annual Operating Budget and any Variance thereof include the following:

(i)    Leasing Functions.    PECO will coordinate and negotiate the leasing of the Properties using reasonable commercial efforts to secure executed leases (both new and renewal) from qualified tenants for available space in the Properties. Unless a tenant requires use of its own lease form, any such leases shall be substantially in the form attached hereto as Exhibit E; provided, that PECO shall have the authority to negotiate the lease form without Owner’s approval solely to the extent that the terms of the negotiated lease are not materially worse for Owner than the terms set forth in the attached form of lease; provided further, that Owner’s approval shall be required for any lease of any Property in which (A) the leased premises exceeds 10,000 square feet, or (B) the net effective rent is more than five percent (5%) below the net effective rent Approved in the Annual Operating Budget, or, to the extent not addressed in the Annual Operating Budget, the net effective rent established in the Final Report or the multi-year underwriting projections for the applicable Property at the time such Property was acquired or any subsequent underwriting projections for the applicable Property Approved by the Members (the most recent Approved net effective rent shall be referred to herein as the “Approved Net Effective Rent”), or (C) the lease term (inclusive of any renewal or extension terms) is ten (10) years or less and the net effective rent is more than five percent (5%) below the Approved Net Effective Rent, or (D) the lease term (inclusive of any renewal or extension terms) exceeds ten (10) years and the net effective rent is below the Approved Net Effective Rent, or (E) the tenant is an affiliate of Manager. PECO shall be responsible for the hiring of all leasing agents as necessary for the leasing of the Properties, to work with outside brokers and leasing agents, and otherwise to oversee and manage the leasing process on behalf of Owner. PECO’s duties in this regard shall include, without limitation, (1) the preparation and distribution of listings to potential tenants and/or their representatives and to reputable and active real estate agents; (2) the supplying of sufficient information to cooperating brokers and agents to enable them to promote the rental of the Properties, (3) to market and promote the Properties, (4) at all times to maintain and update a merchandising and leasing plan for each Property, and (5) upon Owner’s request, to provide an updated leasing budget and leasing reforecast for the following twelve (12) month period. Additionally, the Annual Operating Budget shall include a yearly leasing budget for each Property. In no event shall PECO have authority to execute any Leases on behalf of Owner.

(ii)    Advertising.    Owner authorizes PECO to, at Owner’s sole cost and expense, advertise and place signage on the Properties regarding the leasing, provided that such signage complies with all applicable governmental laws, regulations and requirements. PECO will provide a marketing package, aerial photographs, demographic reports, site plans, signage and a two-sided flyer for each Property at PECO’s expense consistent with Section 5(a)(ii)(J). Any additional advertising and promotion requested by Owner will be done at Owner’s reasonable expense pursuant to the Annual Operating Budget and any Variance thereof.

(iii)    Other Actions.        PECO will take such other action and perform such other functions as PECO or Owner deems reasonably advisable or necessary for the efficient and economic leasing of the Properties.

(c)    PECO’s duties as construction manager for the Properties shall be in accordance with the approved Annual Operating Budget and any Variance thereof and shall include the following:

(i)    General.    PECO shall secure or assist in securing licenses, registrations, or permits required by law and shall comply with ordinances, laws, orders, codes, rules, and regulations pertaining to building improvements and/or the services described herein. PECO shall secure lien waivers and affidavits and properly file, to the extent required, terminations of notices of commencement prior to payment to contractors.

(ii)    Bidding.    For all projects estimated to cost more than $25,000.00, PECO shall obtain bids from at least three (3) outside contractors, to the extent three (3) such bids are reasonably obtainable within the geographic area in which a Property is located. PECO shall select the low bid unless it has supplied Owner with a reasonable justification in writing for the selection of a bidder other than the low bidder (e.g., PECO determines in its reasonable discretion that the bidder to be selected is more likely to complete the job on time, with commercially reasonable workmanship and in the most efficient manner). PECO shall manage the bidding process consistent with the manner in which it manages bidding for projects within its own portfolio of properties.

(iii)    New Construction, Tenant Improvements, and Redevelopments. PECO will perform the following duties for construction of Improvements on undeveloped land (“New Construction”) and for construction of Improvements that are to be made at the direction of, or in conformity with lease obligations to, tenants (“Tenant Improvements”) or for the improvement to Improvements that change the size or nature of such Improvements or for the redevelopment of Improvements (collectively, “Redevelopments”):

(A)    Provide updated and detailed project budgets to Owner.

(B)    Arrange for, coordinate, supervise and advise Owner with respect to the selection of architects, contractors, design firms and consultants, environmental firms and consultants, and the execution of design, construction and consulting contracts.

(C)    Review design documents, and drafts thereof, submitted by the architect or other consultants, and notify Owner in writing of any material mistakes, errors or omissions that PECO observes in the documents and any recommendations it may have with respect to such mistakes, errors or omissions, provided PECO shall not in any manner be responsible for the accuracy, adequacy or completeness of such documents.

(D)    Evaluate and make recommendations to Owner concerning cost estimates prepared by others.

(E)    Review and evaluate proposed schedules for construction.

(F)    Coordinate the work of subcontractors.

(G)    Monitor the progress of construction.

(H)    Endeavor to work with the general contractor to identify any deficiencies in the work performed by subcontractors.

(I)    Advise Owner with respect to alterations and modifications in any design documents submitted by the architect or other consultants that may be in Owner’s interest, including obtaining advantages in terms of cost savings, scheduling, leasing, operation and maintenance issues and other matters affecting the overall benefit of the project.

(J)    Review and advise Owner on change order proposals and requests for additional services submitted to Owner.

(K)    Schedule, coordinate, and attend necessary or appropriate project meetings.

(L)    Monitor and coordinate punch list preparation and resolution by the subcontractors.

(M)    Make recommendations to Owner concerning, and monitor, the use of the site by subcontractors, particularly as it relates to staging and storage, ingress and egress, temporary signage, fencing, barricades, restrictions on hours of operation, safety considerations and similar considerations.

(N)    Coordinate, monitor, supervise and advise Owner with respect to preparation, execution, completion and filing of project-related documents, including, but not limited to, contracts, permit applications, licenses, certifications, zoning requirements, land use restrictions, governmental filings applicable to the project and any other similar documents.

(O)    Review and advise Owner with respect to draw requests submitted on the project.

(P)    As instructed by Owner, perform additional related project management functions.

(Q)    Collect warranties and operation manuals, certificates, guarantees, as-builts and any similar documentation for the benefit of Owner.

(iv)    New Construction and Redevelopments. In addition, PECO will perform the following duties with respect to New Construction and Redevelopments:

(A)    Include in the project budget the costs of each Improvement to be built prior to beginning construction of the respective Improvement.

(B)    Meet on a regular basis with Owner’s leasing agents and representatives of prospective tenants.

(C)    Arrange for, coordinate, supervise and advise Owner with respect to various development services prior to design and construction of the Project, including due diligence, site investigations, land use and zoning matters, and similar development services.

(v)    Tenant Improvements. In addition, PECO will perform the following duties related to Tenant Improvements:

(A)    Arrange for and supervise the performance of all installations and improvements in space leased to any tenant which are either expressly required under the terms of a lease of such space or which are customarily provided to tenants.

(B)    Meet with tenants and prospective tenants and their architects, engineers, consultants and contractors to facilitate design and construction of leasehold improvements.

(C)    Maintain separate files as to each tenant, and thereby document the entire design and construction process for each tenant.

(D)    Compile and disseminate such data regarding each tenant as Owner may reasonably require.

(vi)    Duties with Respect to Tenant Directed Improvements.    PECO will supervise and facilitate tenant installations performed by the tenant and/or tenant’s contractors, including:

(A)    Review and evaluate lease exhibit language that identifies the scope and nature of tenant construction of the improvements.

(B)    Review tenant construction documents for compliance with landlord criteria and requirements applicable to the improvements.

(C)    Review and evaluate proposed schedules for tenant construction.

(D)    Coordinate delivery of shell space to the tenant as required by the tenant’s lease.

(E)    Monitor the progress of tenant construction including but not limited to compliance with scheduling requirements, compliance with rules and regulations of the Property, verify that the tenant has obtained proper permits, etc., coordinating requests for tenant improvement allowance draws.

(F)    Maintain appropriate files and records as to each project documenting the design and construction process for each tenant in a manner consistent with PECO’s record retention guidelines.

(vii)    Duties with Respect to All Improvements.    PECO will supervise all Improvement projects, such supervision to include, but not be limited to, preparation of budgets, plans, bidding, subcontractor selection, material selection, job supervision, collection of lien waivers, sworn statements, affidavits and the like. PECO shall require such lien waivers, sworn statements, affidavits and similar documentation as a condition to disbursement.

(d)    Notice. PECO shall notify Owner of the following promptly upon learning thereof (and such notice shall include copies of all applicable documents or materials relating to the applicable matter):

(i)    any written offer received to purchase any Property;

(ii)    any written notice concerning any material matter received from any governmental authority with respect to any Property;

(iii)    any notice received from an insurer with respect to any threatened or actual cancellation of insurance;

(iv)    the existence of any casualty occurring at any Property;

(v)    any written notice received from any tenant or other occupant at any Property or any contractor concerning any material matter; or

(vi)    any lien, claim, lawsuit or other proceeding commenced against the Company or any subsidiary of the Company or any Property or any written threat thereof.

(e)    Other.    PECO shall in all events comply with the reasonable requests of Owner related to property management of, leasing of, and construction management of the Properties and/or the Improvements to be made to the Properties. Owner shall maintain sufficient funds in an account or accounts so that PECO will have funds available to pay all obligations contemplated hereunder when due. Under no circumstances shall PECO have any obligations or duty to advance funds to or for the account of Owner.

(f)    Ownership Agreements. PECO agrees to review copies of all (1) agreements of limited partnership, joint venture partnership agreements and operating agreements of Owner and any of its subsidiaries (collectively, the “Ownership Agreements”), (2) mortgages on, and other documents evidencing loans secured by, any of the Properties and (3) easements, rights-of-way, permits, licenses, deeds, covenants or other encumbrance or matter of record encumbering and/or benefitting any of the Properties (collectively, the “Property Documents”). PECO will use reasonable care to avoid any act or omission which, in the performance of its duties hereunder, in any way conflicts with the terms of the Ownership Agreements or the mortgages or other loan documents or the Property Documents in the absence of the express direction of the Company or Owner, and PECO shall promptly notify Owner if any such conflict arises.

(g)    Periodic Meetings. As reasonably required by Owner, PECO and its personnel or contractors engaged or involved in the management, operation, leasing or construction management of the Properties shall meet to discuss the historical results of operations, to consider deviations from any Annual Operating Budget, and to discuss any other matters so requested by the Owner upon reasonable notice from Owner.

6.    Compensation and Expense Reimbursement.

(a)    For each Property for which PECO provides property management services, Owner shall pay PECO a monthly management fee equal to four percent (4.0%) of the Gross Receipts (as defined below) for that given month, payable from that month’s receipts. “Gross Receipts” means (i) all fixed and minimum rent, percentage rent and license fees paid by tenants and other occupants of each Property, (ii) the profit of Owner derived from the sale of electricity (i.e., the spread between the wholesale and retail prices of electricity that is re-sold to tenants of the Properties), utilities and heating, ventilation and air conditioning to tenants and other occupants of each Property, (iii) all amounts paid by tenants and other occupants of each Property for common area maintenance, real estate taxes (whether directly paid to the applicable taxing authorities or received by such tenants or other occupants for transmittal to the applicable taxing authorities), insurance, interest and any other payments of any nature (including attorneys’ fees and late fees) made by any such tenants or other occupants, and (iv) proceeds of rent insurance.

(b)    For each Property for which PECO provides leasing services, Owner shall pay PECO leasing fees at market rates for the geographic area in which the applicable Property is located as specified on the Property Addendum for such Property.

(c)    For each Property for which PECO provides construction management services, including, but not limited to, services related to the investigation and remediation of environmental conditions at the Properties, PECO shall be entitled to fees for tenant and tenant directed improvements, capital improvements and construction management services, all at market rates for the geographic area in which the applicable Property is located, as may be more fully set forth on the applicable Property Addendum or another writing executed by PECO and Owner.

(d)    PECO will pay such other reimbursable expenses and costs as Owner has approved and deems advisable or necessary for the management and leasing of the Properties through the Annual Operating Budget or as otherwise provided for in this Agreement. Owner shall reimburse PECO for such expenses, which shall include, to the extent included in the applicable Annual Operating Budgets, (i) travel-related expenses incurred by Property Personnel (at or below the regional manager level) in connection with PECO’s performance of its obligations in accordance with the Standard under this Agreement, (ii) direct leasing expenses, (iii) direct advertising, marketing and signage costs, and (iv) other direct expenses.

7.    Insurance.    PECO shall obtain and keep in full force and effect at Owner’s reasonable expense insurance (1) on the Properties, and (2) on activities at the Properties against such hazards, in each case as shall be reasonably required by Owner and as may be required under any mortgage or other loan documents binding upon Owner and/or the Properties. In any event, PECO shall procure, for the Properties for which PECO is property manager, insurance sufficient to comply with the leases, the Ownership Agreements and the Operating Agreement. All liability policies shall provide sufficient insurance satisfactory to both Owner and PECO and shall contain waivers of subrogation for the benefit of PECO and the applicable Owner.

(a)    PECO shall obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, worker’s compensation insurance covering all employees of PECO at the Properties and all persons engaged in the performance of any work required hereunder. PECO shall also obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, employer’s liability, employee theft, commercial general liability, and umbrella insurance, and PECO shall furnish Owner certificates of insurers naming Owner as co-insureds and evidencing that such insurance is in effect and that insurer will provide directly to Owner no less than 30 days’ notice of any cancellation or non-

renewal. If any work under this Agreement is subcontracted as permitted herein, PECO shall include in each subcontract a provision that the subcontractor shall also furnish Owner, as appropriate, with such a certificate evidencing coverage (and any other coverage PECO deems appropriate in the circumstances) and the naming of Owner as co-insured and evidencing that such insurance is in effect and that insurer will provide directly to Owner no less than 30 days’ notice of any cancellation or non-renewal, as well as indemnification as is customary. The cost of such insurance procured by PECO shall be reimbursable to the same extent as provided in this Agreement. The Properties may be added to blanket policies of insurance for the coverage required under this Section 7 so long as such blanket insurance policies provide the same coverage to Owner that would be provided by separate insurance policies.

(b)    PECO shall cooperate with and provide reasonable access to the Properties to representatives of insurance companies and insurance brokers with respect to insurance which is in effect or for which application has been made. PECO shall use its good faith efforts in a commercially reasonable manner to comply with all requirements of insurers.

(c)    PECO shall promptly investigate and shall report in detail to Owner and the applicable insurance carriers all accidents, claims for damage relating to the ownership, operation or maintenance of the Properties, and any damage or destruction to the Properties and the estimated costs of repair thereof, and shall prepare for approval by Owner all reports required by the applicable insurance company in connection with any such accident, claim, damage, or destruction. Owner shall reimburse PECO’s reasonable third party costs in connection therewith. Such reports shall be given to Owner promptly and any report not so given within 10 days after the occurrence of any such accident, claim, damage or destruction shall be noted in the monthly reports delivered to Owner. PECO is authorized to settle any claim against an insurance company arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and provide receipts for loss proceeds using commercially reasonable good faith efforts.

(d)    PECO agrees not to use or permit the use of any Property for any purpose which PECO reasonably anticipates might void or cause an increase in the premium for any policy of insurance held by Owner or PECO, or which would be in material violation of any legal requirement or other restriction or any mortgage or other loan documents binding upon Owner and/or the Properties.

8.    Liability of PECO.    PECO shall not be liable for any errors in judgment or for mistakes of fact or of law or for anything which it may in good faith do or refrain from doing, except in the case of PECO’s gross negligence, fraud or willful misconduct.

9.    Indemnity.    Subject to the last sentence of this Section 9, Owner shall indemnify PECO and its managers, members, employees and officers against and agrees to defend, protect, hold and save them free and harmless from any liability or expenses (including reasonable attorney’s fees and court costs) arising out of injuries or damages to persons or property by reason of any cause relating to the Properties, except to the extent caused by (a) the gross negligence, fraud or willful misconduct of PECO or its managers, members, employees or officers and which is not otherwise covered by insurance held by Owner, (b) any failure of PECO to perform any of its obligations under this Agreement in accordance with the terms of this Agreement, or (c) any acts of PECO beyond the scope of PECO’s authority hereunder. Owner shall name PECO as an “additional insured” or “co-insured” on any and all liability insurance policies for the Properties. PECO shall indemnify Owner and its managers, members, employees and officers against and agrees to defend, protect, hold and save them free and harmless from any liability or expenses (including reasonable attorney’s fees and court costs) arising out of (i) injuries or damages to persons or property by reason of any cause relating to the Properties caused by (A) the gross negligence, fraud or willful misconduct of PECO or its managers, members, employees or officers, which is not otherwise covered by insurance held by Owner, (B) any failure of PECO to perform any of its obligations under this Agreement in accordance with the terms of this Agreement, or (C) any acts of PECO beyond the scope of PECO’s authority hereunder, and (ii) any suit, order, or other claim with regard to any unpaid, unfunded, or accrued pension, profit sharing or other such plan liabilities with regard to PECO’s employees. Notwithstanding anything to the contrary in this Agreement, Owner and PECO hereby waive and release each other of and from any and all right of recovery, claim, action, or cause of action against each other, and their respective managers, members, employees and officers, for any loss or damage that occurs to any Property, any Improvements located thereon, or any personal property within such Property, by reason of fire, or the elements, or other casualty, regardless of cause or origin, including negligence of Owner or PECO and their respective managers, members, employees and officers, to the extent the same is insured against under insurance policies carried by Owner or PECO (or required to be carried by PECO hereunder); provided, however, that such waiver shall not include any deductible amounts on insurance policies carried by Owner or PECO.

10.    Termination.

(a)    This Agreement may be terminated by either party upon the occurrence of a Termination Event by the other party hereto, provided such termination shall not affect any rights or obligations accrued to either party prior to termination (subject to any offsetting claims for damages), including, but not limited to payment of property management fees, leasing fees and construction management fees earned to the date of termination (provided that, if termination occurs before a construction project is completed, the construction management fee to be earned shall be prorated based upon the reasonably estimated portion of the applicable project that had been completed up to the date of termination). For the avoidance of doubt, PECO shall not be in default hereunder, and no Termination Event shall be deemed to occur, if (i) Owner fails following written request to Owner therefor to provide sufficient funds to enable PECO to perform its obligations hereunder or (ii) PECO commits an act or omission that would otherwise trigger a Termination Event that was approved in writing by Owner, or if Owner fails following written request to Owner therefor to approve the taking of an action or omission that would have prevented such default or Termination Event. If this Agreement is terminated pursuant to this Section 10, only commissions and management fees with respect to any Properties that are subject to such termination and that have accrued prior to the termination date shall be due to PECO. The indemnification obligations of the parties hereunder shall survive the expiration or termination of this Agreement. PECO’s obligations under this Agreement for physical property management, leasing and construction management may, at Owner’s election, terminate as to any particular Property upon its sale, provided that PECO’s obligations for the performance of accounting and other so-called “back office functions” shall terminate only at such time as a final tax return with respect to the applicable Property has been prepared and filed and such customary and ordinary information related to the Property or Properties has been provided to Owner. PECO shall cooperate, at Owner’s reasonable expense, subsequent to any termination of this Agreement as to a particular Property to provide final property reconciliations and other reports as reasonably requested by Owner.

(b)    From and after a Performance Event, Owner shall have the right to cause the Company to terminate this Agreement, without payment of any termination fee or penalty (except for accrued and unpaid fees payable through the occurrence of such termination date).

11.    PECO’S Obligations After Termination.    Upon the termination of this Agreement, PECO shall have the following duties, each at Owner’s sole but reasonable cost and expense:

(a)    PECO shall deliver to Owner, or its designee, all books, records, files, contracts, and other documents (including data files in magnetic or other similar storage media but specifically excluding any licensed software) with respect to the Properties or otherwise relating to the performance of PECO’s obligations hereunder in PECO’s possession or control.

(b)    PECO shall transfer and assign to Owner, or its designee, or terminate upon Owner’s direction, all service contracts (designated by Owner for transfer and assignment) and personal and/or intangible property relating to or used in the operation and maintenance of the Properties, except personal property paid for and owned by PECO. PECO shall also, for a period of ninety (90) days immediately following the date of such termination (with respect to this entire Agreement or any Property terminated as being subject to this Agreement), make itself available to consult with and advise Owner, or its designee, regarding the operation, maintenance and leasing of the Properties.

(c)    PECO shall render to Owner an accounting of all funds of Owner in its possession and shall deliver to Owner a statement of Management Fees claimed to be due PECO and shall cause funds of Owner held by PECO relating to the Properties to be paid to Owner or their designees and shall assist in the transferring of approved signatories on all Accounts.

(d)    PECO shall remove all signs placed at the Property indicating that it is the manager or leasing agent of the Property and restore all damage resulting therefrom.

12.    No Obligation to Third Parties.    None of the obligations and duties of PECO under the Agreement shall in any way or in any manner be deemed to create any obligations of PECO to any third party with the exception of Owner. Without limitation on the foregoing, nothing in this Agreement is intended to confer any rights or remedies upon persons other than the parties hereto and their respective successors and permitted assigns, nor to confer upon anyone the status of third-party beneficiary of this Agreement.

13.    Additional Services.    The services contemplated hereunder are normal and customary property management, leasing and general and construction management services. If

PECO is required or requested to perform additional services beyond the scope of this Agreement, then Owner shall pay PECO fees for these additional services at market rates as mutually agreed upon in advance by the parties.

14.    PECO'S Action on Tenant’s Default. Except as otherwise set forth in this Agreement, if the reasonably expected costs are less than a threshold to be agreed upon by PECO and Owner with respect to each Property (or with respect to leases or contracts less than certain thresholds with respect to each Property), PECO shall have the right, in its own name or in the name of Owner, to take any and all actions, including distraint, which PECO reasonably deems advisable and which Owner shall have the right to take, in the event of any tenant's breach of any covenant, provision or condition binding upon such tenant under its lease with Owner. Nothing in this paragraph shall be deemed to require PECO to institute legal action against any tenant. If the reasonably expected costs exceed the agreed upon thresholds, then Owner shall only be responsible for such costs if it pre-approves such actions. In addition, if Owner desires to commence legal action notwithstanding PECO’s recommendation to the contrary, it shall pay for all costs and reasonable attorneys' fees in connection therewith.

15.    Binding Effect.    This Agreement and all the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

16.    Entire Agreement.    This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

17.    Assignment.    PECO may assign this Agreement, without the prior consent of Owner, to any affiliate of PECO that Controls (as defined in the Operating Agreement), is Controlled by, or is under common Control with PECO. PECO shall obtain Owner’s prior written consent for any other delegation or assignment of part or all of its duties or rights under this Agreement. Each of Company and any of its subsidiaries (including, without limitation, Owner) shall have the right, without PECO’s consent, to collaterally assign its interest hereunder to any lender, and, upon request, PECO agrees to subordinate its rights under this Agreement to the lien of any such lender’s loan. Except as provided in the two (2) immediately preceding sentences, no party hereto may assign its rights under this Agreement.

18.    Amendments.    This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

19.    Other Business.    Nothing herein contained shall prevent PECO from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with Owner or the business of Owner, including, without limitation, property management activities for other parties and the provision of services to other programs advised, sponsored or organized by PECO or its affiliates or third parties; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of PECO or its affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. Except as otherwise provided in any other written agreement between the parties hereto or their respective affiliates (including, without limitation, the Operating Agreement), PECO may, with respect to any investment in which the Owner is a participant, also render advice and service to each and every other participant therein. PECO shall immediately report to the member(s) of the Company the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between PECO’s obligations to Owner and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.

20.    Notices.

(a)    All notices under this Agreement shall be in writing and delivered personally or mailed by national overnight courier or certified mail, postage prepaid, addressed to the parties at their last known addresses. All notices, approvals, consents and other communications hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the first business day after deposit with a national overnight courier provided that confirmation of such overnight delivery is received or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respect name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section.

Company: With a copy to:
Phillips Edison Value Added Grocery Venture, LLC
11501 Northlake Drive
Cincinnati, OH 45249
Attention: Ryan Moore

Phillips Edison Grocery Center REIT II, Inc.
11501 Northlake Drive
Cincinnati, OH 45249
Attention: Co-President

DLA Piper LLP (US)
4141 Parklake Drive, Suite 300
Raleigh, NC 27612
Attention: Robert Bergdolt, Esq.

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention: Andrew Small and Josh Hanna

PECO: With a copy to:
Phillips Edison & Company Ltd.
11501 Northlake Drive
Cincinnati, OH 45249
Attention: Chief Operating Officer

Phillips Edison & Company Ltd.
222 South Main Street, Suite 1730
Salt Lake City, Utah 84101
Attention: General Counsel

(b)    Any notice delivered by Investor Member on behalf of an Owner or the Company under this Agreement may be relied on by PECO (and shall be relied on by PECO) as the valid and binding notice of the Owner or the Company to PECO under this Agreement.

21.    Non-Waiver.    No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein. All rights, privileges and remedies afforded to the parties hereto by this Agreement shall be cumulative and not exclusive, and the exercise of any such right, remedy or privilege shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

22.    Headings.    Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

23.    Severability.    If any term, covenant or condition of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, covenants or condition of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

24.    Governing Law.    With respect to each Property, this Agreement shall be construed in accordance with and governed by the laws of the State in which such Property is located. Any action to enforce this Agreement or an action for a breach of this Agreement shall be maintained in a binding arbitration proceeding before the American Arbitration Association in San Francisco, California.

25.    Counterpart.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

26.    Audit Right. The Company shall have the right to conduct an audit of PECO’s books and records solely with respect to the fees and expense reimbursements relating to the services provided pursuant to this Agreement (the “Fee Audit”). The Company may conduct the Fee Audit by using its own internal auditors or by employing independent auditors no more than once per year. Costs associated with conducting such Fee Audits by internal or independent auditors shall be borne by the Company; provided, however, if any Fee Audit conducted by or on behalf of the Company reveals a discrepancy in excess of ten percent (10%), or greater than $10,000.00, for the aggregate fees and expense reimbursements payable during the period under audit pursuant to the Fee Audit, PECO shall be responsible for the reasonable expenses of such audit.

27.    No Partnership.    Nothing contained in this Agreement shall be construed to make the Company or Owner, on the one hand, and PECO, on the other hand, partners or joint venturers or to render any of said parties liable for the debts or obligations of the other, except as in this Agreement expressly provided.

28.    Cost of Suit.    If Company, on behalf of Owner, or Owner, on the one hand, or PECO, on the other hand, shall institute any action or proceeding against the other relating to this Agreement, the unsuccessful party shall reimburse the successful party for its actual out-of-pocket disbursements incurred in connection therewith and for its reasonable attorneys' fees.

29.    Further Assurances.    The parties hereto, whenever and as often as they shall be reasonably requested so to do in furtherance of this Agreement, shall execute any and all instruments and documents as may be reasonably necessary and proper, and to do any and all acts necessary in order, to carry out the purposes of this Agreement.

Signatures on next page.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

On behalf of “OWNER”:

Company:

PHILLIPS EDISON VALUE ADDED GROCERY VENTURE, LLC,
a Delaware limited liability company

By:    PECO Value Added Grocery Manager, LLC
Its:    Managing Member

By:    /s/ Robert F. Myers
Robert F. Myers, Vice President

PECO:

PHILLIPS EDISON & COMPANY LTD.,
an Ohio limited liability company

By:    /s/ Robert F. Myers
Robert F. Myers, Vice President

EXHIBIT A

MONTHLY REPORTING PACKAGE

A-1

PHILLIPS EDISON & COMPANY

Leasing Summary

	# of Deals	GLA	Deal Terms: Initial Term (1)	First Year Rent (2)	CAGR	Avg. Rent (3)	TI(A) (4)	LC (5)	Free Rent (6)	Budget Terms: Initial Term	First Year Rent	CAGR	Avg. Rent	TI(A)	LC	Free Rent	Net Effective Rent (7): Lease	Budget	%Var
Lease Draft																			
New Lease																			
Grand Total																			
Lease Out for Signature																			
New Lease																			
Renewal																			
Grand Total																			
Executed																			
Renewal																			
Grand Total																			
Executed - All Deals YTD																			
New Lease																			
Renewal																			
Option																			
Grand Total																			

Key
1. Initial Term - The inititial term of the base lease, in years, not inclusive of any tenant buildout period or options
2. First Year Rent - This is calculated as the first twelve months of paying rent, divided by the tenants GLA.
3. Avg. Rent - Calculated as the total base rent over the initial term divided by the term, divided by the GLA
4. TI(A) - Total Tenant Improvements (TI) and Tenant Improvement Allowance (TIA) attributed to the deal, divided by GLA, inclusive of a 5% construction fee per management agreement.
5. Leasing Commisison (LC) - based on the management agreement between PECO and TPG.
6. Free Rent - During the initial base term of the deal, not inclusive of buildout period.
7. Net Effective Rent - Will be calculateed as [Total Base Term rent + Total NNNs - Property Expenses - Tenant Improvements (allowance) - Leasing Commissions] / Term / GLA
   - Calculated per NER Rules

EXHIBIT B

QUARTERLY REPORTING PACKAGE

B-1

Dashboard

Financial Metrics														
	Current Quarter							Year-to-Date						
	Actual	Budget	Underwriting	Previous Quarter	Budget Variance	Underwriting Variance	Previous Quarter Variance	Actual	Budget	Underwriting	Prior Year	Budget Variance	Underwriting Variance	Prior Year Variance
NOI revenue					-	-	-					-	-	-
NOI expense					-	-	-					-	-	-
NOI					-	-	-					-	-	-
Recovery rate					0.0%	0.0%	0.0%					0.0%	0.0%	0.0%
Capital improvements					-	-	-					-	-	-
TI & LC					-	-	-					-	-	-
CapEx % of NOI					0.0%	0.0%	0.0%					0.0%	0.0%	0.0%

Portfolio Metrics			
	Actual	Prior Year	Prior Year Variance
Occupancy %			0.0%
Occupancy % - Anchor			0.0%
Occupancy % - Inline			0.0%
Absorption - MTD			0.0%
Absorption - YTD			0.0%
Leased %			0.0%
Leased % - Anchor			0.0%
Leased % - Inline			0.0%
Annualized base rent			-
ABR- Anchor			-
ABR - Inline			-
Annualized base rent/SF			-
Anchor ABR/SF			-
Inline ABR/SF			-
Yield over cost - unlevered [1]			0.0%
Yield over cost - levered [2]			0.0%

(1) (NOI - G&A expenses - Capital Expenditures) / Real Estate Investments, at Cost

(2) (NOI - G&A expenses - Capital Expenditures - Interest Expense) / (Real Estate Investments, at Cost - Debt)

Leasing Metrics								
	Totals		New Deals		Renewals		Options	
	Current Quarter	Year-to-Date	Current Quarter	Year-to-Date	Current Quarter	Year-to-Date	Current Quarter	Year-to-Date
Leases executed								
GLA								
ABR								
ABR/SF								
TI $/SF								
LC $/SF								
Weighted average term								
CAGR								
Comparable leases								
Leasing spreads								
Budget comparison:								
ABR increase								
TI increase								

Highlights:

-
-
-
-
-
-

C-1

NET OPERATING INCOME – SAME CENTER
FOR THE PERIODS ENDED
(Amounts in thousands)

	______ Months Ended ______				______ Months Ended ______			
	201_	201_	Increase (Decrease)	Inc (Dec) %	201_	201_	Increase (Decrease)	Inc (Dec) %
REVENUE:								
Minimum rent			$ -	N/A			$ -	N/A
Temporary rent			-	N/A			-	N/A
Overage rent			-	N/A			-	N/A
Percentage rent			-	N/A			-	N/A
Current year CAM recoveries			-	N/A			-	N/A
Current year real estate tax recoveries			-	N/A			-	N/A
Metered recoveries			-	N/A			-	N/A
Other recurring tenant income			-	N/A			-	N/A
Total revenue	-	-	-	N/A	-	-	-	N/A
EXPENSES:								
Recoverable CAM expenses			-	N/A			-	N/A
Non-recoverable CAM expenses			-	N/A			-	N/A
Insurance			-	N/A			-	N/A
Ground lease rent expense			-	N/A			-	N/A
Bad debt			-	N/A			-	N/A
Real estate taxes			-	N/A			-	N/A
Management fees			-	N/A			-	N/A
Total expenses	-	-	-	N/A	-	-	-	N/A
NET OPERATING INCOME	$ -	$ -	$ -	N/A	$ -	$ -	$ -	N/A
Recovery ratio								
Operating margin

C-1

PROPERTY SUMMARY
FOR THE PERIODS ENDED

																		Yield	
				SF - Total	SF - Inline	Leased % - Total			Leased % - Inline			NOI			Unlevered CF [1]			NOI	Unlevered CF
Property	City	ST	Acq Date	_Q 201_	_Q 201_	_Q 201_	_Q 201_	% Change	_Q 201_	_Q 201_	% Change	_Q 201_	_Q 201_	% Change	_Q 201_	_Q 201_	% Change	_Q 201_	_Q 201_
Totals				-	-			0.0%			0.0%	-	-		0.0%			0.0%	0.0%

(1) Unlevered CF = NOI - G&A Expenses - Capital Expenditures

C-1

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED
(Amounts in thousands)

	_____ Months Ended _____		_____ Months Ended _____	
	201_	**201_**	**201_**	**201_**
REVENUE:				
Rentals				
Recoveries				
Other property income				
Total revenue	-	-	-	-
EXPENSES:				
Property operating				
Real estate taxes				
General and administrative				
Depreciation and amortization				
Total expenses	-	-	-	-
OPERATING INCOME	-	-	-	-
OTHER EXPENSE (INCOME):				
Interest expense				
Loss on derivative contracts				
Other loss (income)				
Total other expense (income)	-	-	-	-
NET INCOME	$ -	$ -	$ -	$ -
ALLOCATION TO NONCONTROLLING INTERESTS				
NET (LOSS) INCOME ATTRIBUTABLE TO PARTNERS	$	$	$	$

C-1

CONSOLIDATED BALANCE SHEETS
AS OF
(Amounts in thousands)

	______ 3_, 201_	______ 3_, 201_
ASSETS		
Investment in real estate – net		
Cash and cash equivalents		
Restricted cash		
Escrows and investments		
Accounts receivable – net		
Deferred rent receivable – net		
Prepaid and other assets – net		
TOTAL	$ -	$ -
LIABILITIES AND PARTNERSHIP DEFICIT		
LIABILITIES:		
Mortgages and notes payable		
Accounts payable – trade		
Accrued and other liabilities		
Deferred income		
Total liabilities	-	-
PARTNERSHIP DEFICIT:		
Accumulated partnership deficit		
Noncontrolling interest		
Total accumulated partnership deficit	-	-
TOTAL	$ -	$ -

C-1

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERSHIP DEFICIT
FOR THE PERIODS ENDED
(Amounts in thousands)

	Accumulated Partnership Capital	Noncontrolling Interest	Total Accumulated Partnership Capital
Balance at December 31, 201_			$ -
Contribution			-
Distributions			-
Net loss			-
Balance at ______ 3_, 201_	$ -	$ -	$ -
Balance at December 31, 201_			$ -
Contribution	-	-	-
Distributions			-
Net loss			-
Balance at ______ 3_, 201_	$ -	$ -	$ -

C-1

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE ____ MONTHS ENDED
(Amounts in thousands)

	______ Months Ended ______ 3_,	
	201_	**201_**
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income	$ -	$ -
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization		
Net amortization of above- and below-market leases		
Amortization of debt issuance costs		
Loss on sale of properties and other		
Loss on write-off of unamortized tenant allowance, debt issuance cost, capitalized leasing commission, acquired lease and market debt adjustment		
Impairment of investment in affiliates		
Change in fair value of derivative		
Change in allowance for doubtful accounts		
Expenditures for capitalized leasing commissions		
Equity based compensation		
Changes in operating assets and liabilities:		
Accounts receivable		
Deferred rent receivable		
Other assets		
Accounts payable – trade		
Accrued and other liabilities		
Deferred income		
Net cash provided by operating activities	-	-
CASH FLOWS FROM INVESTING ACTIVITIES:		
Capital expenditures		
Proceeds from sale of real estate		
Change in restricted cash		
Change in escrows		
Change in investment in affiliates		
Net cash provided by investing activities	-	-
CASH FLOWS FROM FINANCING ACTIVITIES:		
Proceeds from mortgage and notes payable		
Repayments of mortgage and notes payable		
Distributions declared and paid		
Distributions to noncontrolling interest		
Redeemed partners		
Purchase of subsidiary shares		
Expenditures for debt issuance costs		
Net cash provided by financing activities	-	-

C-1

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	-
CASH AND CASH EQUIVALENTS – Beginning of period		
CASH AND CASH EQUIVALENTS – End of period	$ -	$ -
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION		
Cash paid for interest during the year		
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES		
Fixed assets in accounts payable		
Settlement of debt through transfer of property

C-1

CAPITAL EXPENDITURES
FOR THE ____ MONTHS ENDED ______ 3_, 201_ AND 201_

		Capital Improvements			Tenant Improvements			Leasing Commissions			
Property	ID	Actuals	Budget	Variance	Actuals	Budget	Variance	Actuals	Budget	Variance	Comment
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
				-			-			-	
Total		-	-	-	-	-	-	-	-	-

C-1

SUMMARY OF OUTSTANDING DEBT
AS OF
(Amounts in thousands)

TOTAL DEBT OUTSTANDING

	Outstanding Balance	Percentage of Total Debt	Weighted Average Interest Rate	Weighted Average Maturity (years) [1]
Fixed rate debt:				
Secured credit facilities				
Total fixed rate debt	-			
Floating rate debt:				
Secured credit facilities				
Unsecured credit facility				
Total floating rate debt	-			
Total debt outstanding	$ -			

SCHEDULE OF MATURITIES BY YEAR

Year	Scheduled Principal Payments	Debt Maturities	Total
2015			$ -
2016			-
2017			-
2018			-
2019			-
2020 & Thereafter			-
Total	$ -	$ -	$ -

SELECTED DEBT-RELATED RATIOS

Leverage ratio:	
Total debt less cash	
Real estate investments - purchase price	
Leverage ratio (excluding capital expenditures)	
Capital improvements - at cost	
TI & LC - at cost	
Real estate investments - total cost	-

Debt service coverage ratio (Q_ 201_):	
NOI	$ -
Interest expense [2]	
Scheduled debt principal payments	
Total debt service	$ -

C-1

Leverage ratio (including capital expenditures)		Debt service coverage ratio	

Debt yield (Q_ 201_):

NOI	
Total debt outstanding	-

C-1

EXHIBIT C

ANNUAL TAX PACKAGE

C-1

Phillips Edison Value Added Grocery Venture, LLC
Taxable Income Estimate
For Year Ending December 31, 201_

Partner Number 1
Partner Name
Ownership %

Sch K Line	Income :	Investor Portion based on Ownership %
1	Ordinary Business Income (Loss)	
2	Rental Real Estate Income (Loss)	
5	Interest Income	
6a	Ordinary Dividends	
6b	Qualified Dividends	
10	Section 1231 Gain (Loss)	
	Deductions :	
13a	Charitable Contributions	
	Other Items :	
	50% bonus depreciation taken	

State Items :

Below are the states we have filed state tax returns in. For states where we are filing withholding on your behalf, we have included an estimate of the withholding tax paid on your behalf. Please consult your tax advisor in order to determine if any payments are necessary based on these assumptions and the amount of federal income provided above.

	Apportionment	Adjustments to Income	Withholding Tax
State 1			
State 2			
State 3			
State 4

C-1

EXHIBIT D

ANNUAL REPORTING PACKAGE

1.	The balance sheet of the Owner as of the end of each Fiscal Year and statement of income (loss), equity and statement of cash flow of the Owner for such year.

2.	A statement of cash available for distribution and actual cash distributions for such year.

D-1

FORM OF PROPERTY ADDENDUM

ADDENDUM TO THE MASTER PROPERTY MANAGEMENT, LEASING AND CONSTRUCTION MANAGEMENT AGREEMENT by and between by and between PHILLIPS EDISON VALUE ADDED GROCERY VENTURE, LLC, a Delaware limited liability company (“Company”), and PHILLIPS EDISON & COMPANY LTD., an Ohio limited liability company (“PECO”), dated __________, 2016.

Closing Date:             _______________, 2016

PROPERTY DESCRIPTION:

Property Name:
Street Address:
City, State, Zip Code:
County:
Owner Name:
Owner Tax ID#:

SERVICES TO BE PROVIDED:

□     Property Management Services as specified in this Agreement with:

☐    No changes

☐    Changes as follows: ________________________________________________
_________________________________________________________________

Threshold pursuant to Section 14:     Total expenses per matter not to exceed $         without consent of Owner.

Property Management Fees:
☐    Property Management Fee: 4.0% of Gross Receipts, as specified in Section 6(a).
☐    Property Management Fee (other calculation): ____________________________
________________________________________________________________________

□	Leasing Agreement duties as specified in Section 5(b) of the Agreement except as specified below:

☐    No changes

☐    Changes as follows: ________________________________________________
_________________________________________________________________
_________________________________________________________________
Leasing Agreement Fees:

□
New Lease Commission Percentage: Six percent (6.0%) of the gross amount of all base rent under the first five (5) years of the term of said leases, plus three percent (3.0%) of the gross amount of all base rent under any additional years of the term of said leases (such additional years to be capped at an additional five (5) years), and one and one-half percent (1.5%) of the gross amount of all base rent under any additional years of the term of said leases thereafter, payable one-half upon the full execution of the lease and one-half upon tenant opening for business.

□
Renewals and Extensions: For any renewal or extension of a lease (including the exercise of an existing lease option), PECO shall be paid three percent (3%) of the gross amount of all base rent under the first five (5) years of the new or extension term of said leases, plus one and one-half percent (1.5%) of the gross amount of all base rent under any additional years of the new or extension term of said leases (such additional years to be capped at an additional five (5) years), and three-quarters of one percent (0.75%) of the gross amount of all base rent under any additional years of the new or extension term of said leases thereafter.

□
Rent Increases: Notwithstanding anything to the contrary contained herein, for any lease amendment or modification that involves an increase in the base rent payable under such lease, and no change to the term of such lease, the fee payable to PECO shall be calculated based upon the incremental rent increase only.

□
Expansions:    For each lease amendment or modification in which the tenant expands its premises, Owner will pay PECO a leasing commission of six percent (6.0%) of the gross amount of the base rent represented by such additional space under the balance of the term of the lease (such balance to be capped at five (5) years), plus three percent (3.0%) of the gross amount of the base rent represented by such additional space under any additional years of the balance of the term of the lease (such additional years to be capped at an additional five (5) years), and one and one-half percent (1.5%) of the gross amount of the base rent represented by such additional space under any additional years of the balance of the term of the lease thereafter, payable one-half upon execution of the amendment or modification document and one-half upon the tenant opening for business from the expansion space. In the event that the term of the lease is extended by such lease amendment or modification in which the tenant expands its premises, then in addition to the leasing commission payable in respect of the additional space as set forth in the immediately preceding sentence, Owner will pay PECO a leasing commission in respect of the extension of the lease term with respect to the existing space based upon the fee structure for renewals and extensions set forth above. Notwithstanding anything to the contrary contained in the foregoing sentences, and for the avoidance of doubt, for any lease amendment or modification that involves an increase in the base rent payable under such lease, and no change to the term of such lease, the fee payable to PECO shall be calculated based upon the incremental rent increase only.

□
Co-Brokers:    As leasing agent for the Properties, PECO may cooperate with independent real estate brokers or agents. If PECO hires a co-broker in order to assist PECO in securing a tenant or if an opportunity is brought to PECO by an independent broker, the applicable leasing commission payable to PECO by Owner shall be increased, if necessary, such that the net leasing commission payable to PECO, net of any fee owed to the co-broker, is (i) for any new lease, no less than two percent (2.0%) of the gross amount of all base rent under the first five (5) years of the lease term, one percent (1%) of the gross amount of all base rent under any additional years of the lease term (such additional years to be capped at an additional five (5) years), and one-half of one percent (0.5%) of the gross amount of all base rent under any additional years of the lease term thereafter, (ii) for any renewal or extension of a lease, no less than one percent (1.0%) of the gross amount of all base rent under the first five (5) years of the new or extension term, one-half of one percent (0.5%) of the gross amount of all base rent under any additional years of the new or extension term (such additional years to be capped at an additional five (5) years), and one-quarter of one percent (0.25%) of the gross amount of all base rent under any additional years of the new or extension term thereafter, and (iii) for any lease amendment or modification that involves an increase in the base rent payable under such lease, and no change to the term of such lease, no less than one percent (1.0%) of the incremental rent increase under the balance of the term of the lease (such balance to be capped at five (5) years), one-half of one percent (0.5%) of the incremental rent increase under any additional years of the balance of the term of the lease (such additional years to be capped at an additional five (5) years), and one-quarter of one percent (0.25%) of the incremental rent increase under any additional years of the balance of the term of the lease thereafter. PECO shall be responsible for payment of the co-broker fee from the applicable leasing commission paid to PECO by Owner.

□	Payment terms (if other than specified above): ____________________

□
Construction Management Services as specified in Section 5(c) of the Agreement except as specified below. In particular, the construction management will include the following (add attachments as necessary):

_________NONE_________________________________________________________

Construction management Fees:

☐
Five percent (5%) of the total cost of the improvements and tenant improvement based on the amount therefor as set forth in the approved budget for the project allowance provided and/or controlled by PECO (without double counting)

☐    Other: ___________________________________________________________
________________________________________________________________________

On behalf of “OWNER”:

Company:

,
a Delaware limited liability company

By:
Name:
Title:

PECO:

PHILLIPS EDISON & COMPANY LTD.,
an Ohio limited liability company

By:
Name:
Title: